--------------------------------------------------------------------------------
[COMPANY LOGO OMITTED]                                              Exhibit 99.1


O C W E N                                    Ocwen Financial Corporation(R)
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE             FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                       FOURTH QUARTER AND 2003 NET INCOME


West Palm Beach, FL - (February 3, 2004) - Ocwen Financial Corporation (NYSE:
OCN) today reported net income in the fourth quarter of 2003 of $4.5 million or $0.07 per share compared to a net loss of $(10.1) million or $(.15) per share in the fourth quarter of 2002. For the year ended December 31, 2003, the Company reported net income of $4.8 million or $0.07 per share compared to a net loss of $(68.8) million or $(1.02) per share in 2002.

Chairman and CEO William C. Erbey stated, "We are very pleased to have returned to profitability and to note that our 2003 results reflect positive trends from last year in our core, non-core and corporate segments. Pre-tax core income for 2003 was $29.2 million, an increase of $15.7 million or 116% from last year. Our balance sheet remains strong with cash and cash equivalents of $216.1 million at December 31, 2003 as compared to $192.2 million at December 31, 2002. We also continued to reduce non-core assets during 2003, achieving net reductions of $67.9 million or 27% since December 31, 2002.

While we are pleased with our results in 2003, we face continuing challenges from the adverse environment that low interest rates and rising prepayment speeds create for our Servicing business. Prepayment speeds in the subprime sector that comprises the vast majority of our servicing portfolio continue at high levels, resulting in significant costs for this business. During 2003, the combined cost of mortgage servicing rights amortization expense and interest on prepayments, which are reported as reductions of fee income, rose by $48.0 million or 62% over 2002 levels. These costs escalated throughout the year, culminating in expenses of $35.3 million in the fourth quarter of this year. It is a testament to the skill and dedication of our team members in the Servicing business that, despite the enormous challenge represented by prepayments, our 2003 results decreased only $1 million or 3% from 2002."

The Servicing business reported pre-tax income of $5.2 million in the fourth quarter of 2003 vs. $9.2 million in the 2002 fourth quarter, reflecting continuing earnings pressure from current low interest rates and rising prepayments in our servicing portfolio. Our fourth quarter Servicing results also included increased expenses reflecting costs associated with our property management contract with the United States Department of Veteran's Affairs and as a result of reassuming certain collection activities that had been performed by outside parties. For 2003, Servicing reported pre-tax income of $31.0 million as compared to pre-tax income of $32.0 million in 2002. Our Servicing business also continued to grow in the fourth quarter. As of December 31, 2003 we were the servicer of approximately 360 thousand loans with an unpaid principal balance (UPB) of $37.7 billion, as compared to approximately 336 thousand loans and $30.7 billion of UPB at December 31, 2002, an increase of 23% in UPB.

Pre-tax losses at OTX were $(3.2) million in the 2003 fourth quarter compared to $(8.0) million in the same period of 2002, an improvement of 60%. OTX results for 2003 reflected a pre-tax loss of $(11.5) million as compared to a pre-tax loss of $(24.1) million in 2002, a 52% improvement.

Ocwen Realty Advisors (ORA) reported pre-tax income of $1.7 million in the fourth quarter of 2003 as compared to $0.7 million in the fourth quarter of 2002, reflecting an increase in net margin from 21% to 31%. For 2003, ORA reported pre-tax income of $5.4 million as compared to $2.6 million in 2002, reflecting an improvement in margin from 18% to 29%.

The Unsecured Collections business reported pre-tax income in the fourth quarter of 2003 of $1.9 million as compared to $0.9 million in 2002. For 2003, the business reported pre-tax income of $5.3 million as compared to $4.0 million in 2002.

Ocwen Financial Corporation
Fourth Quarter Results
February 3, 2004



In our newest business segments, Global Outsourcing reported pre-tax income of $0.9 million for the fourth quarter and $1.9 million for the year. Our International segment reported losses of $(0.7) million in the fourth quarter and $(2.9) million for the year.

International results for 2003 primarily reflect start-up costs as well as the results of the Global Servicing Solutions (GSS) offices in Tokyo and Taiwan that became operational during 2003. Results for 2002 in this segment reflect activities associated with a one-time consulting contract as well as other precedent ventures, now concluded.

Our non-core businesses recorded a pre-tax loss of $(11.4) million for the year, including the $10 million arbitration settlement in the first quarter of this year as compared to a loss of $(68.2) million in 2002. Pre-tax losses in the Corporate Segment were $(12.8) million in 2003 as compared to $(27.4) million in 2002.

Pre-tax losses for the fourth quarter of 2003 in the Commercial Finance business amounted to $(0.9) million as compared to a pre-tax loss of $(7.8) million in the 2002 fourth quarter. Fourth quarter 2003 results reflect net charges and loss provisions on loans, investments in real estate and REO of $0.7 million as compared to $3.3 million in the fourth quarter of 2002. For 2003 Commercial Finance reported a pre-tax loss of $(10.7) million as compared to $(51.9) million in 2002. Results for 2003 reflect net charges and loss provisions on loans, investments in real estate and REO of $4.0 million as compared to $46.1 million in 2002. As of December 31, 2003, reserves on the remaining commercial loan and REO assets amounted to 27% of gross book value as compared to 24% at December 31, 2002. Total commercial loans, investments in real estate and REO, consisting of 9 properties, had a net book value of $123.8 million at December 31, 2003, reduced by $64.2 million or 34% from December 31, 2002.

The Affordable Housing business reported a pre-tax loss of $(1.3) million in the 2003 fourth quarter compared to a pre-tax loss of $(0.5) million in the 2002 fourth quarter. No provisions for losses on Affordable Housing properties were recorded in the fourth quarter of 2003 or 2002. For 2003, the business reported a pre-tax loss of $(4.9) million as compared to a pre-tax loss of $(31.5) million in 2002. Affordable Housing results for 2003 include provisions of $0.6 million as compared to $24.7 million in 2002. As of December 31, 2003, reserves on the remaining $14.0 million of Affordable Housing properties and loans had increased to 55% of remaining gross book value as compared to 48% at December 31, 2002.

Results in the Subprime Finance business reflected pre-tax income of $4.2 million for the 2003 fourth quarter as compared to pre-tax income of $6.2 million in the 2002 fourth quarter. For 2003, the business reported pre-tax income of $4.2 million as compared to pre-tax income of $14.5 million in 2002. Results for 2003 include a charge of $10 million in the first quarter related to the conclusion of an arbitration, as previously reported. The Company's total trading portfolio of non-investment grade securities, which consists largely of subprime residuals, increased to $42.8 million at December 31, 2003 as compared to $37.3 million at December 31, 2002. This increase primarily reflects the second quarter 2003 transfer of securities formerly classified as "Match Funded Securities" to the trading portfolio as a result of the repurchase of the associated match funded debt.

Corporate Items and Other reported a pre-tax loss of $(3.3) million in the fourth quarter of 2003 as compared to $(8.1) million in 2002, primarily due to reduced interest expense of approximately $2.8 million and the absence in 2003 of a loss on debt redemptions as compared to $2.5 million recorded in the fourth quarter of 2002. These improvements were partially offset by a net increase in technology and other corporate expenses of $0.7 million. For 2003, the pre-tax loss in this segment was $(12.8) million as compared to $(27.4) million in 2002, primarily due to reduced interest expense of $8.7 million, reduced technology and other expenses of $3.8 million and reduced losses on debt redemptions of $1.0 million.

The Company's net tax expense in the 2003 fourth quarter was $0.1 million, representing foreign taxes on GSS operations. For 2003, tax expense was $0.7 million, primarily reflecting tax payments in the first and second quarters related to investments in non-economic residual securities with no book value. Tax expense in the fourth quarter of 2002 was $1.8 million, also reflecting a tax payment on a non-economic residual security. Tax expense for 2002 was $3.0 million, also reflecting taxes recorded in the first quarter to offset tax benefits included in the change in accounting principle.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Ocwen Financial Corporation
Fourth Quarter Results
February 3, 2004



This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the progress of our transition strategy, earnings improvement trends, interest rates and the impact of changes in interest rates on the Servicing business and predictions as to future operations coming on line in connection with Global Outsourcing and International. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, federal income tax rates, recognition of deferred tax credits and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and Form 10-K for the year ended December 31, 2002. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
Fourth Quarter Results
February 3, 2004



                                           OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (Dollars in thousands, except share data)


                                                                                 Three Months                  Twelve Months
------------------------------------------------------------------------- ---------------------------   ---------------------------
For the periods ended December 31,                                            2003           2002           2003           2002
------------------------------------------------------------------------- ------------   ------------   ------------   ------------
Net interest expense
  Income ................................................................ $      6,296   $      7,103   $     24,122   $     37,235
  Expense ...............................................................        9,162         11,727         38,716         55,762
                                                                          ------------   ------------   ------------   ------------
    Net interest expense before provision for loan losses ...............       (2,866)        (4,624)       (14,594)       (18,527)
  Provision for loan losses .............................................          (14)         3,119         (2,684)        13,629
                                                                          ------------   ------------   ------------   ------------
    Net interest income (expense) after provision for loan losses .......       (2,852)        (7,743)       (11,910)       (32,156)
                                                                          ------------   ------------   ------------   ------------

Non-interest income
  Servicing and other fees ..............................................       43,431         36,393        158,548        141,991
  Gain (loss) on interest earning assets, net ...........................            1           (711)            28         (3,485)
  Gain (loss) on trading and match funded securities, net ...............          420          3,115          3,344          7,012
  Gain (loss) on real estate owned, net .................................        1,651            587          1,775        (15,719)
  Gain (loss) on other non-interest earning assets, net .................          205          1,455            829          1,122
  Net operating gains (losses) on investments in real estate ............         (661)           529         (3,661)        (8,315)
  Gain (loss) on repurchase of debt .....................................           --         (2,499)          (445)        (1,461)
  Equity in income (loss) of investments in unconsolidated entities .....           --             68             38            215
  Other income ..........................................................        4,083          3,433         18,091         13,097
                                                                          ------------   ------------   ------------   ------------
    Non-interest income .................................................       49,130         42,370        178,547        134,457
                                                                          ------------   ------------   ------------   ------------

Non-interest expense
  Compensation and employee benefits ....................................       19,716         17,403         72,221         77,778
  Occupancy and equipment ...............................................        4,390          2,885         13,159         11,843
  Technology and communication costs ....................................        6,544          7,309         21,121         25,270
  Loan expenses .........................................................        3,417          2,797         14,252         12,605
  Net operating losses on investments in affordable housing properties ..          226            225          1,335         22,360
  Amortization/writeoff of excess of purchase price over net assets
    acquired ............................................................           --          2,231             --          2,231
  Professional services and regulatory fees .............................        4,199          6,042         26,054         16,383
  Other operating expenses ..............................................        3,386          2,565         10,409          9,601
                                                                          ------------   ------------   ------------   ------------
    Non-interest expense ................................................       41,878         41,457        158,551        178,071
                                                                          ------------   ------------   ------------   ------------

Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior subordinated
    debentures of the Company ...........................................           --          1,529          3,058          6,287
                                                                          ------------   ------------   ------------   ------------
Income (loss) before minority interest, income taxes and effect of change
    in accounting principle .............................................        4,400         (8,359)         5,028        (82,057)
Minority interest in net income (loss) of subsidiaries ..................         (184)           (99)          (492)           (99)
Income tax expense ......................................................          130          1,818            748          2,983
                                                                          ------------   ------------   ------------   ------------
    Net income (loss) before effect of change in accounting principle ...        4,454        (10,078)         4,772        (84,941)
Effect of change in accounting principle, net of taxes ..................           --             --             --         16,166
                                                                          ------------   ------------   ------------   ------------
    Net income (loss) ................................................... $      4,454   $    (10,078)  $      4,772   $    (68,775)
                                                                          ============   ============   ============   ============

Earnings (loss) per share
  Basic
    Net income (loss) before effect of change in accounting principle ... $       0.07   $      (0.15)  $       0.07   $      (1.26)
    Effect of change in accounting principle, net of taxes ..............           --             --             --           0.24
                                                                          ------------   ------------   ------------   ------------
      Net income (loss) ................................................. $       0.07   $      (0.15)  $       0.07   $      (1.02)
                                                                          ============   ============   ============   ============

Diluted
    Net income (loss) before effect of change in accounting principle ... $       0.07   $      (0.15)  $       0.07   $      (1.26)
    Effect of change in accounting principle, net of taxes ..............           --             --             --           0.24
                                                                          ------------   ------------   ------------   ------------
      Net income (loss) ................................................. $       0.07   $      (0.15)  $       0.07   $      (1.02)
                                                                          ============   ============   ============   ============

Weighted average common shares outstanding
    Basic ...............................................................   67,222,211     67,337,454     67,166,888     67,321,299
    Diluted .............................................................   68,446,366     67,337,454     68,009,663     67,321,299

Ocwen Financial Corporation
Fourth Quarter Results
February 3, 2004



                                    OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                      (Dollars in thousands, except share data)


                                                                                          December 31,   December 31,
                                                                                              2003           2002
                                                                                          ------------   ------------
Assets
  Cash and amounts due from depository institutions ...................................   $    215,764   $     76,598
  Interest earning deposits ...........................................................            324         30,649
  Federal funds sold and repurchase agreements ........................................             --         85,000
  Trading securities, at fair value:
      Collateralized mortgage obligations (AAA-rated) and U.S. Treasury securities ....          6,679         21,556
      Subordinates, residuals and other securities ....................................         42,841         37,339
  Investments in real estate ..........................................................         53,430         58,676
  Affordable housing properties .......................................................          7,410         15,319
  Loans, net ..........................................................................         28,098         76,857
  Match funded assets .................................................................        130,087        167,744
  Real estate owned, net ..............................................................         50,513         62,039
  Premises and equipment, net .........................................................         41,944         44,268
  Advances on loans and loans serviced for others .....................................        374,769        266,356
  Mortgage servicing rights ...........................................................        166,495        171,611
  Receivables .........................................................................         88,399         78,944
  Other assets ........................................................................         33,365         29,286
                                                                                          ------------   ------------
      Total assets ....................................................................   $  1,240,118   $  1,222,242
                                                                                          ============   ============

Liabilities and Stockholders' Equity
  Liabilities
    Deposits ..........................................................................   $    446,388   $    425,970
    Escrow deposits on loans and loans serviced for others ............................        116,444         84,986
    Bonds - match funded agreements ...................................................        115,394        147,071
    Lines of credit and other secured borrowings ......................................        150,384         82,746
    Notes and debentures ..............................................................         56,249         76,975
    Accrued interest payable ..........................................................          4,789          7,435
    Accrued expenses, payables and other liabilities ..................................         31,926         28,314
                                                                                          ------------   ------------
      Total liabilities ...............................................................        921,574        853,497
                                                                                          ------------   ------------

  Minority interest in subsidiaries ...................................................          1,286          1,778

  Company obligated, mandatorily redeemable securities of subsidiary trust holding
    solely junior subordinated debentures of the Company ..............................             --         56,249

  Stockholders' equity
    Common stock, $.01 par value; 200,000,000 shares authorized: 67,467,220 and
      67,339,773 shares issued and outstanding at December 31, 2003 and
       December 31, 2002, respectively ................................................            675            673
    Additional paid-in capital ........................................................        225,559        224,454
    Retained earnings .................................................................         90,409         85,637
    Accumulated other comprehensive income (loss), net of taxes:
      Net unrealized foreign currency translation gain (loss) .........................            615            (46)
                                                                                          ------------   ------------
        Total stockholders' equity ....................................................        317,258        310,718
                                                                                          ------------   ------------
          Total liabilities and stockholders' equity ..................................   $  1,240,118   $  1,222,242
                                                                                          ============   ============

Ocwen Financial Corporation
Fourth Quarter Results
February 3, 2004



Pre-Tax Income (Loss) by Business Segment
-----------------------------------------
                                                                             Three Months                   Twelve Months
                                                                     ----------------------------    ----------------------------
For the periods ended December 31,                                       2003            2002            2003            2002
------------------------------------------------------------------   ------------    ------------    ------------    ------------
(Dollars in thousands)
Core businesses
  Residential Loan Servicing .....................................   $      5,235    $      9,186    $     31,043    $     31,974
  OTX ............................................................         (3,195)         (7,965)        (11,520)        (24,144)
  Ocwen Realty Advisors ..........................................          1,666             675           5,432           2,597
  Unsecured Collections ..........................................          1,878             866           5,300           4,006
  Global Outsourcing .............................................            886             118           1,893             118
  International Operations .......................................           (701)           (687)         (2,946)         (1,022)
                                                                     ------------    ------------    ------------    ------------
                                                                            5,769           2,193          29,202          13,529
                                                                     ------------    ------------    ------------    ------------
Non-core businesses
  Residential Discount Loans .....................................             --            (340)             --             763
  Commercial Finance .............................................           (934)         (7,833)        (10,657)        (51,947)
  Affordable Housing .............................................         (1,280)           (534)         (4,888)        (31,521)
  Subprime Finance ...............................................          4,168           6,211           4,188          14,536
                                                                     ------------    ------------    ------------    ------------
                                                                            1,954          (2,496)        (11,357)        (68,169)
                                                                     ------------    ------------    ------------    ------------

Corporate Items and Other ........................................         (3,323)         (8,056)        (12,817)        (27,417)
                                                                     ------------    ------------    ------------    ------------
Income (loss) before minority interest, income taxes and
  effect of change in accounting principle .......................   $      4,400    $     (8,359)   $      5,028    $    (82,057)
                                                                     ============    ============    ============    ============


Non-Core Assets
---------------
                                                                                                     December 31,    December 31,
(Dollars in thousands)                                                                                   2003            2002
                                                                                                     ------------    ------------
Loans, net
   Affordable housing ............................................................................   $      6,545    $      6,229
   All other .....................................................................................         21,553          70,628
Investments in real estate .......................................................................         53,430          58,676
Real estate owned, net ...........................................................................         50,513          62,039
Subordinates, residuals and other trading securities .............................................         42,841          37,339
Affordable housing properties ....................................................................          7,410          15,319
                                                                                                     ------------    ------------
   Total non-core assets .........................................................................   $    182,292    $    250,230
                                                                                                     ============    ============


Interest Income and Expense
---------------------------
                                                                             Three Months                   Twelve Months
                                                                     ----------------------------    ----------------------------
For the periods ended December 31,                                       2003            2002            2003            2002
------------------------------------------------------------------   ------------    ------------    ------------    ------------
(Dollars in thousands)
Interest income
  Federal funds sold and repurchase agreements ...................   $        325    $        574    $      1,403    $      2,629
  Trading securities .............................................          4,974           4,556          17,345          16,580
  Loans ..........................................................            293             692           1,614          11,279
  Match funded loans and securities ..............................            571           1,218           3,402           6,463
  Interest earning cash and other ................................            133              63             358             284
                                                                     ------------    ------------    ------------    ------------
                                                                            6,296           7,103          24,122          37,235
                                                                     ------------    ------------    ------------    ------------
Interest expense
  Deposits .......................................................          4,138           5,767          17,546          27,455
  Securities sold under agreements to repurchase .................             --               6               3             236
  Notes and debentures ...........................................          1,529           3,647           9,929          17,346
  Bonds - match funded agreements ................................          1,774           1,412           5,414           6,573
  Lines of credit and other secured borrowings ...................          1,721             895           5,824           4,152
                                                                     ------------    ------------    ------------    ------------
                                                                            9,162          11,727          38,716          55,762
                                                                     ------------    ------------    ------------    ------------

  Net interest expense before provision for loan losses ..........   $     (2,866)   $     (4,624)   $    (14,594)   $    (18,527)
                                                                     ============    ============    ============    ============